Exhibit 10.2
NON-QUALIFIED STOCK OPTION AND RESTRICTED STOCK UNIT AGREEMENT
OF
REXNORD CORPORATION
THIS AGREEMENT (this “Agreement”), dated as of ______________ is made by and between Rexnord Corporation, a Delaware corporation (the “Corporation”), and _____________, an employee of the Corporation or one of its Subsidiaries (the “Grantee”).
WHEREAS, the Corporation wishes to afford the Grantee the opportunity to purchase and receive shares of its common stock (“Common Stock”);
WHEREAS, the Corporation wishes to carry out the purpose of the Rexnord Corporation 2012 Performance Incentive Plan (as may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Administrator, as defined in the Plan, (i) has determined that it would be to the advantage and in the best interests of the Corporation and its stockholders to grant the Non-Qualified Stock Option (the “Option”) and Restricted Stock Units (the "Restricted Stock Units") provided for herein to the Grantee as an inducement for the Grantee to enter into or remain in the employ of the Corporation or one of its Subsidiaries and as an incentive for increased efforts by the Grantee during such employment, and (ii) has instructed the officers of the Corporation to issue said Option and Restricted Stock Units.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
GRANT OF OPTION
Section 1.1    Grant of Option
In consideration of the Grantee’s agreement to enter into or remain in the employ of the Corporation or one of its Subsidiaries and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the date hereof the Corporation irrevocably grants to the Grantee the Option to purchase any part or all of an aggregate of ________ shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement.
Section 1.2    Option Price
The purchase price of the shares of Common Stock covered by the Option shall be $_________ per share (without commission or other charge).
Section 1.3    Option Subject to Plan
The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Sections 7.4 and 8.9 of the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meaning given to such terms in the Plan.
ARTICLE II
EXERCISABILITY OF OPTION
Section 2.1    Commencement of Option Exercisability

(a)    This Option shall become exercisable in accordance with the schedule established by the Administrator at the time of grant and set forth below:

•	25% of the Option shall vest on the first anniversary of the Grant Date;

•	25% of the Option shall vest on the second anniversary of the Grant Date;

•	25% of the Option shall vest on the third anniversary of the Grant Date; and

•	25% of the Option shall vest on the fourth anniversary of the Grant Date.
(b)    No portion of the Option which is unvested at the Grantee’s termination of employment shall thereafter become vested.
Section 2.2    Duration of Option Exercisability
Any portion of the Option which becomes vested pursuant to Section 2.1 shall remain vested and may be exercised until the Option expires pursuant to Section 2.3.
Section 2.3    Expiration of Option
The Option may not be exercised to any extent by any person after the first to occur of any of the following events:
(a)    The expiration of ten years from the date the Option was granted;
(b)    If the Grantee’s termination of employment is for any reason other than (i) by the Corporation or any Subsidiary of the Corporation for Cause, or (ii) on account of the Grantee’s death or disability (as defined in Section 22(e)(3) of the Code), the ninetieth (90th) day following the date of the Grantee’s termination of employment;
(c)    The date of the Grantee’s termination of employment by the Corporation or any Subsidiary of the Corporation for Cause; or
(d)    If the Grantee’s termination of employment is on account of the Grantee’s death or disability (within the meaning of Section 22(e)(3) of the Code), the expiration of 12 months from the date of the Grantee’s termination of employment.
Section 2.4    Definition of Cause
For purposes of this Agreement, “Cause” shall have the meaning ascribed to it in any employment agreement in effect between the Corporation or any of its Subsidiaries and the Grantee as of the date of the Grantee’s termination of employment and, in the absence of any such employment agreement, “Cause” shall mean,
(a)    the Board’s determination that the Grantee failed to carry out, or comply with, in each case in any material respect, any lawful and reasonable directive of the Board or its designee consistent with the terms of the Grantee’s employment, which is not remedied within 30 days after the receipt of written notice from the Corporation specifying such failure;
(b)    the Grantee’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony;
(c)    the Grantee’s unlawful use (including being under the influence) or possession of illegal drugs;

(d)    the Grantee’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Corporation or any of its Subsidiaries; or
(e)    the breach by the Grantee of any of the provisions contained in Article IV below or similar provisions contained in any other agreement with the Corporation or any of its Subsidiaries or other affiliates.
Section 2.5    Partial Exercise of Option
Any vested portion of the Option or the entire Option, if then wholly vested, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires; provided, however, that each partial exercise shall be for not less than 100 shares of Common Stock and shall be for whole shares of Common Stock only.
Section 2.6    Exercise of Option
This Option shall be exercised by Grantee delivering a written notice to the Corporation specifying the number of shares the Grantee desires to purchase, and by paying the Corporation the option price for the shares being acquired at the time. The option purchase price may be paid by means of any lawful consideration as determined by the Administrator and permitted by Section 5.5 of the Plan.
ARTICLE III
GRANT AND VESTING OF RESTRICTED STOCK UNITS AND ISSUANCE OF SHARES
Section 3.1    Grant of Restricted Stock Units
In consideration of the Grantee's agreement to enter into or remain in the employ of the Corporation or one of its Subsidiaries and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the date hereof the Corporation irrevocably grants to the Grantee __________ Restricted Stock Units. The Restricted Stock Units granted under this Agreement are units that will be reflected in a book account maintained by the Corporation until they become vested or have been forfeited.
Section 3.2    Vesting of Restricted Stock Units
(a)    These Restricted Stock Units shall become vested in accordance with the schedule established by the Administrator at the time of grant and set forth below:

•	25% of the Restricted Stock Units shall vest on the first anniversary of the Grant Date;

•	25% of the Restricted Stock Units shall vest on the second anniversary of the Grant Date;

•	25% of the Restricted Stock Units shall vest on the third anniversary of the Grant Date; and

•	25% of the Restricted Stock Units shall vest on the fourth anniversary of the Grant Date.
(b)    No Restricted Stock Unit which is unvested at the Grantee’s termination of employment shall thereafter become vested.
(c)    The Grantee will not have any right to vote the Restricted Stock Units and will not be deemed a stockholder of the Corporation with respect to any of the Restricted Stock Units.
Section 3.3    Issuance of Shares

Within forty-five (45) days of each vesting date set forth in Section 3.2, the Corporation shall issue the Grantee one share of Common Stock for each Restricted Stock Unit that becomes vested, subject to the terms and provisions of the Plan and this Agreement.
Section 3.4    Restricted Stock Units Subject to Plan
The Restricted Stock Units granted hereunder are subject to the terms and provisions of the Plan, including without limitation. Sections 7.4 and 8.9 of the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meaning given to such terms in the Plan.
ARTICLE IV
RESTRICTED COVENANTS
Section 4.1    Reasonableness of Restrictions
Grantee acknowledges that Grantee has had and will continue to have access to Confidential Information (as defined below), that such Confidential Information is of economic value to the Corporation and its Subsidiaries, that such Confidential Information would be of value to a competitor of the Corporation and/or one of its Subsidiaries in competing against the Corporation and/or one of its Subsidiaries, and that it would be unfair for Grantee to exploit such Confidential Information for Grantee’s personal benefit or for the benefit of a competitor. Grantee further acknowledges that Grantee has had and/or will have an opportunity to learn about, and develop relationships with, customers of the Corporation and/or its Subsidiaries and that the Corporation and its Subsidiaries have a legitimate interest in protecting relationships with such customers, and that it would be unfair for Grantee to exploit information Grantee has learned about such customers and relationships which Grantee has developed with such customers for Grantee’s personal benefit or for the benefit of a competitor. Grantee further acknowledges that the Corporation and its Subsidiaries currently market and sell products and services to customers throughout the United States and that Grantee’s job duties have included and/or will include contact with products that are marketed throughout the entire United States and that the Confidential Information to which Grantee has had and/or and will have access to, and the Grantee’s customer knowledge and contacts and relationships, would be of value to a competitor in competing against the Corporation and/or one of its Subsidiaries anywhere in the United States. Accordingly, Grantee acknowledges that the protections provided to the Corporation and its Subsidiaries in this Article IV are reasonable and necessary to protect the legitimate interests of the Corporation and its Subsidiaries and that abiding by Grantee’s obligations under this Article IV will not impose an undue hardship on Grantee.
Section 4.2    Restricted Services Obligation
For a period of two years following the end, for whatever reason, of the Grantee’s employment with the Corporation or any of its Subsidiaries, the Grantee agrees not to directly or indirectly provide Restricted Services to any Competitor respecting its operations in the United States. For purposes of this Section, (i) “Restricted Services” means services of any kind or character comparable to those the Grantee provided to the Corporation or any of its Subsidiaries during the one year period preceding the end of the Grantee’s employment with the Corporation or any of its Subsidiaries, and (ii) “Competitor” means any business located in the United States which is engaged in the development and/or sale of any product line that is substantially similar to a product line sold by the Corporation or any of its United States Subsidiaries for which the Grantee had direct managerial responsibility during the last year of the term of the Grantee’s employment with the Corporation or any of its United States Subsidiaries.
Section 4.3    Customer Non-Solicitation
For a period of two years following the end, for whatever reason, of the Grantee’s employment with the Corporation or any of its Subsidiaries, the Grantee agrees not to directly or indirectly attempt to sell or otherwise provide to any Restricted Customer any goods, products or services of the type or substantially similar to the type sold or otherwise provided by the Corporation or any of its Subsidiaries for which the Grantee was employed during the twelve months prior to termination of Grantee’s employment. For purposes of this Section 4.3, “Restricted Customer” means any individual or entity (i) for whom/which the Corporation or any of its Subsidiaries provided goods, products or services, and (ii) with whom/which the Grantee was the primary contact on behalf of the Corporation during Grantee’s last twelve months of employment or about whom/which the Grantee acquired non-public information during Grantee’s last twelve months of employment that would be of benefit to Grantee in selling or attempting to sell such goods, products or services in competition with the Corporation or any of its Subsidiaries.
Section 4.4    Non-Solicitation of Employees
During the term of the Grantee’s employment with the Corporation or any of its Subsidiaries and for a period of one year thereafter, the Grantee shall not directly or indirectly encourage any employee of the Corporation or any of its United States Subsidiaries with whom the Grantee has worked to terminate his or her employment with the Corporation or any such Subsidiary or solicit such an individual for employment outside the Corporation or any of its Subsidiaries in a manner which would end or diminish that employee’s services to the Corporation or any of its Subsidiaries.
Section 4.5    Non-Disparagement
During the term of the Grantee’s employment with the Corporation or any of its Subsidiaries and thereafter in perpetuity, the Grantee shall not knowingly disparage, criticize, or otherwise make derogatory statements regarding the Corporation or any of its affiliates, Subsidiaries, successors, directors, officers, customers or suppliers. During the term of the Grantee’s employment with the Corporation or any of its Subsidiaries and thereafter in perpetuity, none of the Corporation, Rexnord LLC, nor any of their respective officers shall knowingly disparage, criticize, or otherwise make derogatory statements regarding the Grantee. The restrictions of this Section 4.5 shall not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process.
Section 4.6    Non-Disclosure of Confidential Information
The Grantee shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Grantee’s benefit or the benefit of any Person, or deliver to any Person any document, record, notebook, computer program or similar repository of or containing, any confidential or proprietary information or trade secrets of or relating to the Corporation or any of its Subsidiaries, including, without limitation, information with respect to the Corporation’s or any of its Subsidiary’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment (the “Confidential Information”). Confidential Information shall be defined to exclude information which is or becomes public knowledge through no fault of Grantee, or which was known to Grantee before the start of Grantee’s earliest relationship with the Corporation or any of its Subsidiaries, or which is otherwise not subject to protection under applicable law. The Grantee’s obligations under this Section 4.6 shall apply for so long as Grantee continues in the employment of the Corporation or any of its Subsidiaries. In addition, those obligations shall continue after Grantee’s employment terminates with respect to each piece of Confidential Information for so long as that piece of Confidential Information continues to have economic value to the Corporation or any of its Subsidiaries and, accordingly, could be used by a competitor of the Corporation or one of its Subsidiaries to compete unfairly against the Corporation or one of its Subsidiaries.
Section 4.7    Return of Corporation Property
All correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Corporation’s or any of its Subsidiary’s customers, business plans, marketing strategies, products or processes, whether confidential or not, is the property of the Corporation (the “Corporation Property”). Accordingly, upon Grantee’s Termination of Employment for any reason, the Grantee shall promptly deliver to the Corporation all such Corporation Property, including any and all copies of any such Corporation Property, and shall not make any notes of or relating to any information contained in any such Corporation Property. The Grantee may respond to a lawful and valid subpoena or other legal process but shall give the Corporation the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Corporation and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.
Section 4.8    Injunctive Relief
The Grantee hereby acknowledges that a breach of the covenants contained in this Article IV will cause irreparable damage to the Corporation and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Grantee hereby agrees that, in the event of an actual or threatened breach of any of the covenants contained in this Article IV, in addition to any other remedy which may be available at law or in equity, the Corporation shall be entitled to specific performance and injunctive relief. The Corporation hereby acknowledges that a breach of the Corporation’s covenant contained in Section 4.5 will cause irreparable damage to the Grantee, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Corporation hereby agrees that, in the event of an actual or threatened breach of the Corporation’s covenant contained in Section 4.5, in addition to any other remedy which may be available at law or in equity, the Grantee shall be entitled to specific performance and injunctive relief.
ARTICLE V
OTHER PROVISIONS
Section 5.1    Not a Contract of Employment
Nothing in this Agreement or in the Plan shall (i) confer upon the Grantee any right to continue in the employ of the Corporation or any of its Subsidiaries, or (ii) interfere with or restrict in any way the rights of the Corporation or its Subsidiaries, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without Cause, except pursuant to an employment agreement, if any, executed by and between the Corporation or any of its Subsidiaries, on the one hand, and the Grantee, on the other hand, and approved by the Board.
Section 5.2    Construction; Choice of Law
This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware, without regard to conflicts of laws provisions that would give effect to the laws of another jurisdiction.
Section 5.3    Conformity to Securities Laws
The Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option and Restricted Stock Units are granted and the Option may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 5.4    Entire Agreement
The parties hereto acknowledge that this Agreement and the Plan set forth the entire agreement and understanding of the parties and supersede all prior written or oral agreements or understandings with respect to the subject matter hereof, except that any provisions therein regarding confidentiality or non-competition remain in full force and effect in favor of the Corporation and its Subsidiaries as if the agreements containing such provisions were not so superseded. The obligations imposed by this Agreement are severable and should be construed independently of each other. The invalidity of one provision shall not affect the validity of any other provision. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as applied to any circumstances, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed, to the extent allowed by the laws of such jurisdiction, to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed exercised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.
Section 5.5    Amendment
The Administrator at any time, and from time to time, may amend the terms of this Agreement, provided, however, that the rights of the Grantee shall not be adversely impaired without the Grantee’s written consent. The Corporation shall provide the Grantee with notice and a copy of any amendment made to this Agreement
Section 5.6    Disputes (Forum; Personal Jurisdiction; Waiver of Jury Trial)
Any dispute or controversy arising under, out of, or in connection with or in relation to this Agreement or the Plan shall be brought exclusively in the state, federal, or other courts of the state of Delaware, and the parties hereby consent and submit to the personal jurisdiction of those courts. In the event of dispute or litigation, each party shall pay its own attorney’s fees and expenses, except that, should Grantee file suit in a forum other than the state, federal, or other courts of the state of Delaware, Corporation shall be entitled to recover from Grantee its attorney fees and expenses associated with seeking the dismissal or transfer of Grantee’s suit. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING UNDER, OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE PLAN OR THIS AGREEMENT.
Section 5.7    Notices
All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:
(i)    if to the Corporation, to:

Rexnord Corporation
P.O. Box 2002
Milwaukee, WI 53201
Attention: General Counsel
(ii)    if to the Grantee, to the Grantee’s home address on file with the Corporation.
Section 5.8    Government and Other Regulations

The obligation to sell and deliver shares of stock under the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or desirable by the Corporation, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements. The Corporation shall have the power and the right to deduct or withhold, or require Grantee to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Option or these Restricted Stock Units.

Section 5.9    Counterparts

This Agreement may be executed in several counterparts, including via facsimile transmission, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

THE CORPORATION:

Rexnord Corporation

By:
Print Name:
Title:

THE GRANTEE:

Signature:
Print Name

Grantee's Address:

Grantee's Taxpayer Identification Number: